Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



The Contract and Certificate are hereby endorsed as follows.



Add the following to the Section entitled Surrender Fee:

No Surrender Fee is deducted from any portion of the Individual Account which is paid as a premium for a Single Premium Immediate Annuity issued by Aetna or one of its affiliates, provided that the "Right to Cancel" under such other annuity contract is not exercised by the Contract Holder. An exercise of the "Right to Cancel" under such other annuity contract shall be treated as a request for Reinstatement under this Contract of the amount refunded, and, at the option of the Participant, may then be withdrawn subject to any surrender fee applicable to this Contract at the time the Account Value was first applied toward such other annuity contract.



The following language will replace the "Estate Conservation Option (ECO)" Distribution Option and the "Systematic Withdrawal Option (SWO)" language found in the Contract.

Without further amendment of this Contract, Aetna may, from time to time, establish and make available for election by the Contract Holder, one or more Individual Account systematic distribution options (SDO). When an SDO election is in effect as to any Individual Account, automatic withdrawals will be made from the Individual Account. No Surrender Fees apply to such automatic withdrawals made under an SDO. A Market Value Adjustment may apply depending on the terms of the SDO.

Any SDO offered by Aetna will be subject to the following criteria:

     a) Any SDO established by Aetna will be made available among similarly situated contracts uniformly and on the basis of objective criteria consistently applied.

     b) The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.

     c) Aetna may discontinue the availability of an SDO at any time. Except to the extent required in order to comply with applicable law, any such discontinuance shall not apply to any Individual Accounts and to which an election under such SDO is in effect at the time of such SDO's discontinuance.



Add the following paragraph to the Section entitled Annuity Options.

     Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.



Add or replace the following in Annuity Options for deposits made by Participants who become covered under this Contract on or after the effective date of this Endorsement.

     Option 3

     Replace the second paragraph with the following paragraph:

     The number of years must be at least 5 and not more than 30.



Replace the Annuity Tables in the Section entitled "Annuity Options" under Annuity Provisions with the following Tables for deposits made by Participants who become covered under this Contract on or after the effective date of this Endorsement.

                                    OPTION 3

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------
                      Monthly                              Monthly
     Years            Payment             Years            Payment
--------------------------------------------------------------------------
--------------------------------------------------------------------------

       5              17.91                18               5.96
       6              15.14                19               5.73
       7              13.16                20               5.51
       8              11.68                21               5.32
       9              10.53                22               5.15
      10               9.61                23               4.99
      11               8.86                24               4.84
      12               8.24                25               4.71
      13               7.71                26               4.59
      14               7.26                27               4.47
      15               6.87                28               4.37
      16               6.53                29               4.27
      17               6.23                30               4.18
--------------------------------------------------------------------------



                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------
                        Monthly                            Monthly
       Years            Payment            Years           Payment
--------------------------------------------------------------------------
--------------------------------------------------------------------------

         5               18.12              18              6.20
         6               15.35              19              5.97
         7               13.38              20              5.75
         8               11.90              21              5.56
         9               10.75              22              5.39
        10                9.83              23              5.24
        11                9.09              24              5.09
        12                8.46              25              4.96
        13                7.94              26              4.84
        14                7.49              27              4.73
        15                7.10              28              4.63
        16                6.76              29              4.53
        17                6.47              30              4.45
--------------------------------------------------------------------------

                                    OPTION 3

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------------------------------------------------------------------
                      Monthly                             Monthly
      Years           Payment              Years          Payment
-------------------------------------------------------------------------
-------------------------------------------------------------------------

        5              18.74                18             6.94
        6              15.99                19             6.71
        7              14.02                20             6.51
        8              12.56                21             6.33
        9              11.42                22             6.17
       10              10.51                23             6.02
       11               9.77                24             5.88
       12               9.16                25             5.76
       13               8.64                26             5.65
       14               8.20                27             5.54
       15               7.82                28             5.45
       16               7.49                29             5.36
       17               7.20                30             5.28
-------------------------------------------------------------------------

                                    Option 4

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

-------------------------------------------------------------------------------
   Adjusted
    Age of       None          5           10            15        20
  Annuitant
-------------------------------------------------------------------------------

      50       $ 4.05       $ 4.05       $ 4.03       $ 3.99     $ 3.93
      51         4.12         4.11         4.09         4.05       3.99
      52         4.19         4.19         4.16         4.11       4.04
      53         4.27         4.26         4.23         4.18       4.10
      54         4.35         4.34         4.31         4.25       4.16

      55         4.44         4.42         4.39         4.32       4.22
      56         4.53         4.51         4.47         4.40       4.29
      57         4.62         4.61         4.56         4.48       4.35
      58         4.72         4.71         4.65         4.56       4.42
      59         4.83         4.81         4.75         4.64       4.49

      60         4.95         4.93         4.86         4.73       4.55
      61         5.07         5.05         4.97         4.83       4.62
      62         5.20         5.17         5.08         4.92       4.69
      63         5.34         5.31         5.20         5.02       4.76
      64         5.49         5.45         5.33         5.12       4.83

      65         5.65         5.61         5.47         5.22       4.89
      66         5.82         5.77         5.61         5.33       4.96
      67         6.01         5.94         5.75         5.44       5.02
      68         6.20         6.13         5.91         5.54       5.08
      69         6.41         6.33         6.07         5.65       5.14

      70         6.64         6.54         6.23         5.76       5.19
      71         6.88         6.76         6.41         5.86       5.24
      72         7.14         7.00         6.59         5.97       5.28
      73         7.43         7.26         6.77         6.06       5.32
      74         7.73         7.53         6.96         6.16       5.35

      75         8.06         7.82         7.14         6.25       5.38

-------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

------------------------------------------------------------------------
   Adjusted
    Age of        None       5         10         15        20
   Annuitant
------------------------------------------------------------------------

      50       $ 4.34     $ 4.34     $ 4.31     $ 4.27    $ 4.22
      51         4.41       4.40       4.38       4.33      4.27
      52         4.48       4.47       4.45       4.40      4.32
      53         4.56       4.55       4.52       4.46      4.38
      54         4.64       4.63       4.59       4.53      4.44

      55         4.72       4.71       4.67       4.60      4.50
      56         4.81       4.80       4.75       4.67      4.56
      57         4.91       4.89       4.84       4.75      4.62
      58         5.01       4.99       4.93       4.83      4.69
      59         5.12       5.10       5.03       4.92      4.75

      60         5.23       5.21       5.13       5.00      4.82
      61         5.36       5.33       5.24       5.09      4.88
      62         5.49       5.45       5.35       5.19      4.95
      63         5.63       5.59       5.47       5.28      5.02
      64         5.78       5.73       5.60       5.38      5.08

      65         5.94       5.89       5.73       5.48      5.15
      66         6.11       6.05       5.87       5.58      5.21
      67         6.29       6.22       6.02       5.69      5.27
      68         6.49       6.41       6.17       5.79      5.33
      69         6.70       6.60       6.33       5.90      5.38

      70         6.92       6.81       6.49       6.00      5.43
      71         7.17       7.04       6.66       6.10      5.48
      72         7.43       7.27       6.84       6.20      5.52
      73         7.71       7.53       7.02       6.30      5.55
      74         8.02       7.80       7.20       6.39      5.59

      75         8.35       8.08       7.38       6.48      5.62
------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

-------------------------------------------------------------------------
   Adjusted
    Age of         None       5         10         15        20
   Annuitant
-------------------------------------------------------------------------

      50        $ 5.26     $ 5.25     $ 5.22     $ 5.17    $ 5.11
      51          5.33       5.32       5.28       5.23      5.15
      52          5.40       5.38       5.34       5.29      5.20
      53          5.47       5.45       5.41       5.35      5.26
      54          5.54       5.53       5.48       5.41      5.31

      55          5.63       5.61       5.56       5.47      5.36
      56          5.71       5.69       5.63       5.54      5.42
      57          5.80       5.78       5.72       5.61      5.47
      58          5.90       5.88       5.81       5.69      5.53
      59          6.01       5.98       5.90       5.77      5.59

      60          6.12       6.09       6.00       5.85      5.65
      61          6.24       6.21       6.10       5.93      5.71
      62          6.37       6.33       6.21       6.02      5.77
      63          6.51       6.46       6.33       6.11      5.83
      64          6.66       6.60       6.45       6.20      5.89

      65          6.82       6.75       6.57       6.30      5.95
      66          6.99       6.91       6.71       6.39      6.01
      67          7.17       7.08       6.85       6.49      6.06
      68          7.36       7.27       6.99       6.59      6.12
      69          7.57       7.46       7.15       6.69      6.17

      70          7.80       7.67       7.30       6.78      6.21
      71          8.05       7.89       7.47       6.88      6.25
      72          8.31       8.13       7.64       6.97      6.29
      73          8.59       8.38       7.81       7.06      6.33
      74          8.90       8.64       7.99       7.15      6.36

      75          9.23       8.93       8.16       7.23      6.38
-------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------
        Adjusted Ages
----------------------------                                       Option 4d
  Annuitant        Second    Option 4a    Option 4b    Option 4c    10 Years   Option 4e
                  Annuitant                                        Guaranteed
-------------- ---------------------------------------------------------------------------

     55              50       $3.69         $4.05       $4.27        $3.69       $4.03
     55              55        3.88          4.25        4.47         3.87        4.14
     55              60        3.99          4.44        4.71         3.98        4.20

     60              55        3.99          4.44        4.71         3.98        4.42
     60              60        4.24          4.71        4.99         4.23        4.57
     60              65        4.38          4.97        5.32         4.38        4.65

     65              60        4.38          4.97        5.32         4.38        4.93
     65              65        4.72          5.33        5.70         4.71        5.14
     65              70        4.93          5.68        6.15         4.91        5.27

     70              65        4.93          5.68        6.15         4.91        5.66
     70              70        5.40          6.21        6.70         5.36        5.96
     70              75        5.69          6.68        7.32         5.62        6.13

     75              70        5.69          6.68        7.32         5.62        6.67
     75              75        6.37          7.45        8.15         6.23        7.12
     75              80        6.78          8.11        8.99         6.54        7.36
-------------- ---------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


---------------------------------------------------------------------------------------------------------
        Adjusted Ages
-------------------------------                                                 Option 4d
  Annuitant        Second         Option 4a      Option 4b       Option 4c       10 Years     Option 4e
                  Annuitant                                                     Guaranteed
---------------------------------------------------------------------------------------------------------

     55              50            $3.97           $4.35          $4.56           $3.97         $4.31
     55              55             4.16            4.54           4.76            4.15          4.42
     55              60             4.27            4.73           5.00            4.26          4.48

     60              55             4.27            4.73           5.00            4.26          4.70
     60              60             4.51            4.99           5.27            4.50          4.84
     60              65             4.66            5.25           5.61            4.65          4.93

     65              60             4.66            5.25           5.61            4.65          5.22
     65              65             4.99            5.61           5.99            4.98          5.42
     65              70             5.19            5.97           6.44            5.17          5.54

     70              65             5.19            5.97           6.44            5.17          5.93
     70              70             5.67            6.49           6.99            5.62          6.23
     70              75             5.95            6.96           7.61            5.87          6.40

     75              70             5.95            6.96           7.61            5.87          6.95
     75              75             6.64            7.73           8.43            6.48          7.40
     75              80             7.04            8.39           9.29            6.79          7.64
---------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


--------------------------------------------------------------------------------------------------------
       Adjusted Ages
------------------------------                                                 Option 4d
 Annuitant        Second         Option 4a      Option 4b       Option 4c       10 Years     Option 4e
                 Annuitant                                                     Guaranteed
--------------------------------------------------------------------------------------------------------

    55              50            $4.88           $5.26          $5.48           $4.88         $5.23
    55              55             5.04            5.44           5.66            5.04          5.32
    55              60             5.15            5.63           5.91            5.14          5.38

    60              55             5.15            5.63           5.91            5.14          5.59
    60              60             5.37            5.87           6.16            5.37          5.72
    60              65             5.52            6.14           6.51            5.51          5.80

    65              60             5.52            6.14           6.51            5.51          6.10
    65              65             5.83            6.49           6.87            5.82          6.29
    65              70             6.04            6.84           7.34            6.00          6.41

    70              65             6.04            6.84           7.34            6.00          6.81
    70              70             6.49            7.35           7.87            6.44          7.08
    70              75             6.77            7.84           8.51            6.68          7.25

    75              70             6.77            7.84           8.51            6.68          7.81
    75              75             7.45            8.60           9.33            7.27          8.25
    75              80             7.86            9.28           10.20           7.57          8.49
--------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.







Endorsed and made a part of this Contract and Certificate on May 1, 1997 or when accepted by the Contract Holder.

                                   /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company